Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made and entered into effective as of February 10, 2012, by and between PARKSIDE/GRAND RESERVE, LTD., a Texas limited partnership (“Seller”), and TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company (“Buyer”).

WHEREAS, Seller is the owner of the Property (as such term is defined below); and

WHEREAS, Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, on the terms and conditions set forth in this Agreement.

1. Definitions. The following terms shall have the following meanings when used in this Agreement:

“Agreement” shall mean this Purchase and Sale Agreement, including all exhibits attached hereto.

“Amendment” has the meaning set forth in Section 6.3.

“Broker” has the meaning set forth in Section 12.

“Business Day” shall mean a day other than a Saturday, Sunday or day on which banking institutions in the City of Houston, State of Texas are authorized or required by law or executive order to be closed.

“Buyer’s Additional Objections” has the meaning set forth in Section 6.3.

“Buyer’s Objections” has the meaning set forth in Section 6.1.

“Cash” shall mean United States currency represented by cash in hand, certified or cashier’s check, wire transfer or other readily available funds.

“Closing” or “Close of Escrow” shall mean the consummation of the Transaction, as evidenced by the delivery of all required funds and documents to Escrow Agent.

“Closing Date” shall mean 30 days after the expiration of the Inspection Period subject to extension as provided below.

“Earnest Money Deposit” shall mean the funds deposited by Buyer with Escrow Agent pursuant to Section 3 or Section 7.1, together with all accrued interest thereon.

“Escrow” shall mean the escrow created pursuant to the Escrow Instructions, if required, and this Agreement.

“Escrow Agent” shall mean Republic Title of Texas, Inc.

“Escrow Instructions” shall mean the printed form escrow instructions to Escrow Agent, prepared by Escrow Agent, to be executed by Seller and Buyer and delivered to Escrow Agent pursuant to Section 5, if required by Escrow Agent.

“Initial Earnest Money Deposit” has the meaning set forth in Section 3.1.

“Inspection” has the meaning set forth in Section 6.5.

“Inspection Period” has the meaning set forth in Section 6.6.

“Opening of Escrow” shall mean the date of delivery to and acceptance by Escrow Agent of a fully executed original of this Agreement, a fully executed original of the Escrow Instructions, if required by Escrow Agent, and the Initial Earnest Money Deposit.

“Permitted Exceptions” shall mean all matters affecting title to the Property approved, deemed approved or waived by Buyer in accordance with Sections 6.1, 6.2 and 6.3.

“Personal Property” shall mean all of Seller’s right, title and interest, if any, in and to (i) all licenses, permits and other approvals issued by any governmental or quasi-governmental authority pertaining to the Property; (ii) all plans and specifications, engineering and other reports and surveys pertaining to the Property; and (iii) all other items of tangible and intangible personal property used in connection with the Property.

“Planned Development” shall mean Buyer’s plans to construct 320 multi-family units on the Property. Seller and Buyer agree that the Planned Development will not consist of more than 340 multi-family units. To the extent that any owner’s association or review committee approvals are required in connection with Purchaser’s proposed development (“Approvals”), Buyer may prior to the expiration of the Inspection Period deliver any necessary preliminary plans or information to such parties in order to obtain such approvals (the “Preliminary Plans”) for the proposed improvements to be built by Buyer on the Property (the “Improvements”). Following delivery of the Preliminary Plans, Seller shall reasonably assist and cooperate with Buyer to cause such parties to either approve same or state the specific item(s) thereof which are disapproves and the reason(s) therefor. Purchaser’s receipt of such Approvals shall be a condition to Closing, and Seller shall reasonably cooperate with Purchaser to assist in obtaining such Approvals.

“Property” shall mean the approximately 14.45 acres of real property located on Grand Corner Drive in Fort Bend County, Texas, more particularly described on Exhibit A attached hereto, together with all right, title and interest, if any, of Seller in and to all strips and gores and any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Property, and any real property owned, claimed or fenced by Seller which adjoins the Property, and all right, title, and interest of Seller in and to any unpaid award made or to be made for the taking by condemnation or otherwise, for public or quasi-public use or purpose of such right, title or interest and any unpaid award for damage to any or all of the Property by reason of change of grade of any such street, road or avenue; and all water, air and mineral rights (including any grandfathered groundwater or other groundwater or surface water rights), and all easements, right-of-way, privileges, licenses (written or oral), and all appurtenances thereto; and all Personal Property; together with Seller’s right, title and interest in and to adjacent streets, alleys, and rights-of-way. The legal description of the Property on the Survey or the Updated Survey shall take the place of Exhibit A attached hereto if such Survey legal description differs from that contained on such exhibits.

“Purchase Price” shall mean the total purchase price to be paid by Buyer for the Property, as set forth in Section 3.

“Survey” has the meaning set forth in Section 6.2.

“Survey Objections” has the meaning set forth in Section 6.2.

“Title Commitment” has the meaning set forth in Section 6.1.

“Title Company” shall mean Republic Title of Texas, Inc.

“Transaction” shall mean the purchase and sale contemplated by this Agreement.

“Updated Survey” has the meaning set forth in Section 6.2.

“1445 Affidavit” has the meaning set forth in Section 7.2(b).

2. Definitive Agreement for Purchase and Sale of Property. Upon full execution, this Agreement shall be a binding agreement between Buyer and Seller for the purchase and sale of the Property on the terms, conditions and provisions set forth in this Agreement. This Agreement supersedes all other written or oral agreements between Buyer and Seller concerning the Transaction.

3. Purchase Price and Method of Payment; Earnest Money. The Purchase Price for the Property payable by Buyer to Seller shall be an amount equal to $3,147,210 and shall be payable as follows:

3.1 Earnest Money Deposit of $50,000 (the “Initial Earnest Money Deposit”), in Cash, to be deposited by Buyer with Escrow Agent on or prior to three Business Days following the delivery to Escrow Agent of fully executed originals of this Agreement;

3.2 $50,000, in Cash, as an additional Earnest Money Deposit, to be deposited by Buyer with Escrow Agent on prior to three Business Days following the expiration of the Inspection Period, if Buyer has not previously terminated this Agreement; and

3.3 the amount equal to the total Purchase Price less the Earnest Money Deposit to be paid by Buyer to Seller, in Cash, at the Closing.

4. Disposition of Earnest Money Deposit. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally-insured interest-bearing account, subject to immediate withdrawal. Seller and Buyer agree that the Earnest Money Deposit shall be applied as follows and hereby instruct Escrow Agent to apply the Earnest Money Deposit as follows:

4.1 In the event the Transaction is consummated, the Earnest Money Deposit shall be applied against the Purchase Price;

4.2 In the event the Transaction is not consummated due to Seller’s failure to perform all of Seller’s obligations under this Agreement or due to Buyer’s cancellation of this Agreement pursuant to the provisions of Section 6, 14 or 15 or due to the failure of any of Buyer’s other conditions precedent set forth herein and Buyer’s subsequent termination of this Agreement, the Earnest Money Deposit shall be paid and delivered immediately to Buyer; and

4.3 In the event the Transaction is not consummated due to Buyer’s failure to perform all of Buyer’s obligations under this Agreement, the Earnest Money Deposit shall be paid and delivered to Seller as Seller’s total liquidated damages, Seller and Buyer hereby agreeing that it would be impracticable and extremely difficult to fix the amount of Seller’s actual damages and further agreeing that the Earnest Money Deposit is a reasonable estimate of the amount Seller might be damaged as a result of Buyer’s failure to perform hereunder.

5. Escrow Instructions. Contemporaneously with the execution of this Agreement, and if required by Escrow Agent, Seller and Buyer shall execute and deliver the Escrow Instructions to Escrow Agent. In the event of any conflict or inconsistency between any provision of the Escrow Instructions and any provision of this Agreement or any other instrument or document executed or delivered pursuant to this Agreement, the provision of this Agreement or such other instrument or document shall control.

6. Preliminary Title Commitment and Objections; Survey; Title Insurance Policy; Inspection.

6.1 Preliminary Title Commitment and Objections. Within 10 days after Opening of Escrow, Escrow Agent shall issue and deliver to Buyer and Seller a preliminary title commitment from Title Company with respect to the Property disclosing all matters of record and other matters of which Title Company has knowledge which relate to the title to the Property and Escrow Agent’s and Title Company’s requirements for closing the Escrow and issuing a TLTA extended coverage owner’s policy of title insurance with respect to the Property, together with legible copies of all instruments referred to therein (collectively, the “Title Commitment”). Buyer shall have until the expiration of the Inspection Period in which to object, in writing, to any easements, liens, encumbrances or other exceptions or requirements in the Title Commitment (except for real property taxes and assessments not due and payable which may constitute a lien on the Property) (“Buyer’s Objections”). If Buyer fails to object timely, then the Title Commitment shall be deemed approved by Buyer, and Buyer shall be deemed to have elected to proceed with the Transaction on the terms and conditions of this Agreement. If Buyer’s Objections are timely made, Seller, within 10 days after receipt of Buyer’s Objections shall, in Seller’s sole discretion: (i) notify Buyer in writing that Seller will attempt to cure the matters covered by Buyer’s Objections within 30 days after Buyer’s receipt of Seller’s notice; or (ii) notify Buyer in writing that Seller cannot or elects not to cure Buyer’s Objections. Notwithstanding anything to the contrary contained in this Agreement, Seller shall pay all monetary liens and encumbrances prior to the Closing and Buyer shall have no obligation to object thereto. If Seller fails or elects not to cure an objection under this Section 6.1, then Buyer, as its sole and exclusive right and remedy (all other rights and remedies in such event being waived by Buyer), shall have the right to either:

(a) waive such objection and purchase the Property subject thereto without reduction of the Purchase Price; or

(b) terminate this Agreement by notifying Seller thereof within 5 days after Seller notifies Buyer of Seller’s inability or election not to cure such objection. If Buyer does not so timely provide a waiver notice of Buyer’s termination right, Buyer shall be deemed to have elected to have waived such objection.

6.2 Survey. Within 10 days after Opening of Escrow, Seller, at Seller’s expense, shall deliver to Buyer Seller’s existing survey, which shows the Property as a separate tract (the “Survey”). Buyer may, at Buyer’s sole cost and expense, obtain a further update to the Survey (such new or updated survey, the “Updated Survey”). Buyer shall have until the expiration of the Inspection Period in which to object, in writing, to the boundaries and legal description of the Property and all easements, encroachments, improvements and other matters shown on the Survey or the Updated Survey (the “Survey Objections”). If Buyer fails to object timely, then the legal description and the boundaries of the Property, the Property’s easements, encroachments, improvements as reflected on the Survey and all other matters reflected on the Survey shall be deemed approved by Buyer, and Buyer shall be deemed to have elected to proceed with the Transaction on the terms and conditions of this Agreement. If the Survey Objections are timely made, Seller, within five days after receipt of the Survey Objections in writing, shall, in Seller’s sole discretion: (i) notify Buyer that Seller will attempt to cure the matters covered by the Survey Objections within 30 days after Buyer’s receipt of Seller’s notice; or (ii) notify Buyer that Seller elects not to cure the Survey Objections. If Seller fails or elects not to cure an objection under this Section 6.2, then Buyer, as its sole and exclusive right and remedy (all other rights and remedies in such event being waived by Buyer), shall have the right to either:

(a) waive such objection and purchase the Property subject thereto without reduction of the Purchase Price; or

(b) terminate this Agreement by notifying Seller thereof within 5 days after Seller notifies Buyer of Seller’s inability or election not to cure such objection. If Buyer does not so timely provide a waiver notice of Buyer’s termination right, Buyer shall be deemed to have elected to have waived such objection.

6.3 Amendments to Title Commitment and Objections. If the Title Commitment is amended by Title Company, Escrow Agent shall deliver to Buyer and Seller the amendment, together with legible copies of all additional instruments referred to therein (collectively, the “Amendment”). Buyer shall have until the later of the Inspection Period or the tenth Business Day following Buyer’s receipt of the Amendment in which to object, in writing, to any easements, encumbrances, or other exceptions or requirements shown on the Amendment which were not disclosed by the applicable Title Commitment or a previous Amendment (collectively, “Buyer’s Additional Objections”). If Buyer fails to object within the applicable time period, then the condition of title to the Property reflected on the Amendment shall be deemed approved by Buyer and Buyer shall be deemed to have elected to proceed with the Transaction on the terms and conditions of this Agreement. If Buyer’s Additional Objections are timely made, Seller, within 10 days after receipt of Buyer’s Additional Objections in writing, shall, in Seller’s sole discretion, either: (a) notify Buyer in writing that Seller will attempt to cure the matters covered by Buyer’s Additional Objections on or before the earlier of the date 30 days after Buyer’s receipt of Seller’s notice or the Close of Escrow; or (b) notify Buyer that Seller elects not to cure Buyer’s Additional Objections. If Seller is unable or unwilling to timely cure the matters covered by Buyer’s Additional Objections upon terms acceptable to Buyer in Buyer’s sole and absolute discretion, Seller, in writing prior to the applicable deadline, shall notify Buyer, and Buyer, within 10 days from receipt of Seller’s notice, shall either (i) waive such of Buyer’s Additional Objections as Seller shall have been unable or unwilling to cure or (ii) cancel this Agreement. If Buyer does not provide its election notice timely, then Buyer shall be deemed to have waived such uncured Buyer’s Additional Objections and to have elected to proceed with the Transaction on the terms and conditions of this Agreement.

6.4 Title Insurance Policy. At the Close of Escrow, Title Company shall commit to issue to and in favor of Buyer an extended coverage owner’s policy of title insurance with respect to the Property in the amount of the Purchase Price, effective on the date of the Close of Escrow, insuring fee simple title to the Property in Buyer subject only to the Permitted Exceptions and together with such endorsements as Buyer may reasonably request.

6.5 Inspection. Buyer, with the reasonable cooperation of Seller, at Buyer’s expense, has the right to inspect, test, analyze, study and evaluate the Property, otherwise investigate the feasibility and desirability of acquiring the Property from Seller and complete any studies of the Property as Buyer may desire (collectively and individually, “Inspection”). During the Inspection Period, Buyer will utilize commercially reasonable efforts to submit the Preliminary Plans to the Architectural Review Committee of the Grand Lakes Association within 120 days of the Opening of Escrow, and keep Seller reasonably appraised as to the status thereof. Copies of all Inspections (which are from third parties and not confidential) are to be delivered to Seller by Buyer if Buyer terminates this Agreement. Further, Buyer shall not under any circumstances divulge any of the Inspection results or data to third parties (other than Buyer’s principals, advisors, owners, investors, lenders, attorneys, consultants, employees and agents) without Seller’s prior written consent. Seller shall provide to Buyer, within 10 days after the Opening of Escrow, all reports and information concerning the Property in Seller’s possession or reasonably available to Seller, including but not limited to engineering studies, environmental investigations, traffic, water well investigations, architectural guidelines, topographical and soils reports and studies, zoning, land use entitlements, ad valorem property tax bills for the current and prior year and any other written agreements impacting the operation and maintenance of the Property (collectively, “Seller’s Information”). Seller hereby grants to Buyer and Buyer’s agents, employees and contractors a non-exclusive right and license to enter upon the Property to conduct the Inspection, provided that prior to any entry upon the Property by Buyer, Buyer’s agents, employees and contractors, Buyer shall provide to Seller and insurance certificate reflecting liability insurance coverage of Buyer, its agents, employees and contractors of not less than $1,000,000.00. Upon completion of each Inspection, Buyer shall restore the property inspected to its condition prior to the Inspection. Buyer hereby indemnifies and defends Seller against, and agrees to hold Seller harmless for, from and against all claims, costs, fees (including witness and attorneys’ fees), expenses, loss, damage and liability of any kind that may be asserted against or incurred by Seller as a result of the Inspection; provided, however, the indemnity shall not extend (a) to protect Seller from any pre-existing liabilities for matters merely discovered by Buyer (i.e., latent environmental contamination) or (b) to the extent any claims, costs, fees, expenses, loss, damage or liability are attributable to the action or inaction of Seller or its agents or employees.

6.6 Inspection Period. Buyer shall have until 5:00 p.m. 150 days after the Opening of Escrow (the “Inspection Period”) in which to complete the Inspection. If, based upon the Inspection, Buyer determines that Buyer, in its sole discretion, does not wish to proceed with the Transaction, Buyer, in writing to Seller, given prior to the expiration of the Inspection Period, may cancel this Agreement. If Buyer does not timely cancel this Agreement pursuant to this Section 6.6, then Buyer shall be deemed to have approved the Inspection and to have elected to proceed with the Transaction on the terms and conditions of this Agreement.

6.7 Entitlements. Buyer, at Buyer’s cost and expense, may cause applicable governmental authorities to grant and adopt zoning, site plan and other permits and approvals for Buyer’s proposed development and use of the Property as a multifamily housing community provided that no such approvals are binding on the Property prior to Closing, and provided that any such permits and approvals shall be terminated by Buyer if this Agreement is terminated. Seller shall reasonably cooperate with Buyer (at no expense to Seller) with respect to any proposed applications for the same (provided that the same shall not encumber the Property or be binding on Seller prior to Closing).

6.8 Utilities. Within 60 days after the Effective Date, Buyer shall provide to Seller with the amount of equivalent service units needed for both water and sewer service for Buyer’s Planned Development, not to exceed 40,000 gallons per day (the “Required Capacity”). The engineer for Grand Lakes MUD 4 shall verify Buyer’s requested equivalent service units for both water and sewer and the parties shall work to agree on the number of units that Seller shall assign to Buyer at Closing, prior to the expiration of the Inspection Period. If the parties agree to the number of equivalent service units for the Planned Development, Seller shall assign that amount to Buyer from Seller’s reserved capacity at Closing by a limited assignment of utility capacity to be signed by the parties at Closing and approved by Grand Lakes MUD 4. It shall be Buyer’s responsibility to verify adequate utility service is available to the Property, including but not limited to water, sewer, storm sewer, detention, electricity and gas for Buyer’s Planned Development.

7. Closing.

7.1 Time and Place. The Closing shall take place on the Closing Date in the offices of Escrow Agent. Buyer may extend the Closing Date for up to two additional periods as set forth below by notifying Seller at least two Business Days prior to the then scheduled date for Closing and depositing with Title Company additional Earnest Money as set forth below:

Extension	Length of Extension	Additional Earnest Money
1	30 days	$25,000
2	30 days	$25,000

7.2 Seller’s Closing Deliveries. At the Closing, Seller shall deliver to Escrow Agent:

(a) Special Warranty Deed in substantially the form of Exhibit B, fully executed and properly acknowledged by Seller, conveying to Buyer the Property, subject only to the Permitted Exceptions, “AS IS, WHERE IS” and negating any warranties, express or implied, including but not limited to any warranties as to condition, fitness, suitability or merchantability, except for the special warranty of title;

(b) Affidavit in a form and having the substance mutually acceptable to Buyer and Seller, fully executed and properly acknowledged by Seller, as required by Internal Revenue Code Section 1445(b)(2) (the “1445 Affidavit”);

(c) A Bill of Sale in the form of Exhibit C, fully executed by Seller, assigning and transferring to Buyer all of Seller’s right, title and interest in and to the Personal Property;

(d) Certificate executed by Seller stating that, as of the Closing Date, each of Seller’s representations and warranties set forth herein is true and correct;

(e) Limited Assignment of Utility Capacity, executed by Seller, assigning and transferring to Buyer the amount of sewer and water capacity for Buyer’s Planned Development, in an amount approved by Seller and Grand Lakes MUD 4 during the Inspection Period, not to exceed the Required Capacity;

(f) Notice of Deed Restrictions;

(g) Notice of Municipal Utility District;

(h) Originals or, if originals are not available, true and correct copies of all records and files pertaining to the Property and in Seller’s possession or reasonable control; and

(i) Such other funds, instruments or documents as may be reasonably requested by Escrow Agent or reasonably necessary to effect or carry out the purposes of this Agreement.

7.3 Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver to Escrow Agent:

(a) The funds required pursuant to Sections 3, 7.1, 7.5 and 7.6 of this Agreement;

(b) Bill of Sale in the form of Exhibit C, fully executed by Buyer, assuming all of Seller’s right, title and interest in and to the Personal Property;

(c) Limited Assignment of Utility Capacity, executed by Buyer, assigning and transferring to Buyer the amount of sewer and water capacity for Buyer’s Planned Development, in an amount approved by Seller and Grand Lakes MUD 4 during the Inspection Period, not to exceed the Required Capacity;

(d) Notice of Deed Restrictions;

(e) Notice of Municipal Utility District;

(f) Such other funds, instruments or documents as may be reasonably requested by Escrow Agent, or necessary, to effect or carry out the purposes of this Agreement; and

(g) Copies of all of Buyer’s Inspection reports.

7.4 Escrow Agent’s Duties. At the Closing, Escrow Agent shall: (i) record the Special Warranty Deed in the Official Real Property Records; (ii) disburse all funds in accordance with a settlement statement completed in accordance with this Agreement and approved by Buyer and Seller; (iii) deliver the Bill of Sale and 1445 Affidavit to Buyer; and (iv) do such other items requested by Buyer and Seller, in writing, consistent with this Agreement.

7.5 Prorations. All real and personal property taxes for the Property and the Personal Property for the current calendar year and all charges for, water, sewer, electricity and other utility services furnished to the Property (which shall be prorated outside of Escrow) shall be prorated on and as of the Closing Date. All rollback taxes and special assessments shall be paid by Seller in full at the Close of Escrow. To the extent that information required for any prorates or adjustments is not available on the Closing Date, Seller and Buyer shall determine and effect such prorates and adjustments when such information is available. If any portion of the Property is a portion of a larger tax parcel, the real property taxes and assessments shall be allocated based on the square footage of the Property and the total square footage of the tax parcel; provided, however, that any taxes or assessments for improvements not located within the Property but located within the tax parcel shall not be allocated to the Property.

7.6 Closing Costs. Except as expressly provided in this Agreement, each party shall bear its own costs and expenses (including attorneys’ fees) in connection with its negotiation, due diligence investigation and conduct of the Transaction. Escrow fees shall be divided equally between the parties. Seller shall pay the costs of a standard owner’s policy of title insurance for the Property and the costs of the Survey. Buyer shall pay any additional premiums charged by Escrow Agent for an extended coverage owner’s policy of title insurance for the Property, for any Updated Survey, and for any endorsements requested by Buyer and any mortgagee policy obtained by Buyer. All other costs associated with the closing of the Transaction shall be borne by the parties in accordance with custom in the county where the Property is located, as determined by Escrow Agent, unless otherwise specified in this Agreement.

7.7 Possession. Buyer shall be entitled to possession of the Property immediately after the Close of Escrow.

8. Seller’s Representations and Warranties. Seller hereby represents, warrants and covenants to Buyer that:

8.1 Organization and Standing. Seller is duly organized, validly existing, in good standing in the state of its formation and qualified to do business in the State of Texas and has full power and authority to enter into this Agreement and complete the Transaction.

8.2 Binding Agreement. The acceptance and performance of the terms and provisions of this Agreement have been duly authorized and approved by all necessary parties. Upon Seller’s execution and delivery of this Agreement, this Agreement shall be binding and enforceable against Seller in accordance with its terms, and upon Seller’s execution of the additional documents contemplated by this Agreement, they shall be binding and enforceable against Seller in accordance with their terms.

8.3 Consents. Neither the execution or delivery of this Agreement nor the consummation of the Transaction is subject to any requirement that Seller obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority or third party which has not been obtained or which, in any case or in the aggregate, if not obtained or made would render such execution, delivery or consummation illegal or invalid, or would constitute a default under, result in the creation of any lien, charge or encumbrance upon the Property or the Personal Property.

8.4 Litigation. There is no litigation, arbitration or administrative proceeding pending, nor to the actual knowledge of Seller, threatened against Seller with respect to the Property, the Personal Property or this Agreement, nor is there any basis known to Seller for any such action or proceeding.

8.5 Conflict. Neither the execution of this Agreement, the consummation of the transactions hereby contemplated, nor the fulfillment of the terms hereof, will conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any agreement or instrument to which Seller is, or is asserted to be, a party affecting the Property or to which the Property is subject or any applicable laws or regulations of any governmental body having jurisdiction.

8.6 Prior Agreement. Seller has not committed nor obligated itself in any manner whatsoever to sell the Property or any portion thereof to any party other than Buyer. Seller has not hypothecated or assigned the rents or income for the Property in any manner.

8.7 Attachment. To Seller’s knowledge, there are no attachments, executions or assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief law which have been filed by Seller or are pending in current judicial or administrative proceedings against Seller.

8.8 Impact Fee Credits. To Seller’s knowledge, there are no impact fee credits available with respect to the Property. Except for any assessments or costs that may be imposed on the development of the Property and except for any taxes or assessments which may hereafter be levied on the Property due to a change in usage or ownership Seller has received no written notice of any pending or contemplated special assessments with respect to the Property and has no knowledge of any pending or being contemplated. Seller has received no written request from any governmental entity with regard to dedication of the Property or any part thereof and has no knowledge of any donations or payments to or for schools, parks, fire departments or any other public entity which are required to be made by the owner of the Property other than as set forth in the ad valorem tax bills or public utility bills applicable to the Property.

8.9 No Leases. There are no leases or tenancies in effect with respect to the Property and to Seller’s actual knowledge there are no parties in possession of any portion of the Property as lessees or tenants at sufferance.

8.10 Environmental. To Seller’s current actual knowledge, and except as disclosed in the information provided by the Seller to the Buyer, the Property has not been the site of any activity that would violate any past or present environmental law or regulation of any governmental body or agency having jurisdiction over the Property. Specifically, but without limitation, to Seller’s current actual knowledge and except as may be disclosed in Seller’s Information, (1) solid waste, petroleum, or petroleum products have not been handled or stored on the Property such that they may have leaked or spilled onto the Property or contaminated the Property, (2) there is no on-site contamination resulting from activities on the Property or adjacent tracts, and (3) the Property contains no “hazardous materials” which shall mean any petroleum products, flammables, explosives, radioactive materials, asbestos, radon, or other hazardous waste including without limitation substances defined as “hazardous substances”, “hazardous materials”, or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Hazardous Materials Transportation Act; and the Resources Conversation and Recovery Act, and any other material or substance whose use, storage, or disposal is regulated by law.

8.11 Violations. To Seller’s current, actual knowledge, the Property does not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property. Seller has no current, actual information or knowledge of any change contemplated in any applicable laws or any judicial or administrative action, or any significant adverse fact or condition relating to the Property which has not been disclosed in writing to Buyer by Seller.

8.12 Limitation. ALL OF SELLER’S REPRESENTATIONS AND COVENANTS IN THIS AGREEMENT AND ALL EXHIBITS ATTACHED TO THIS AGREEMENT ARE LIMITED AS SET FORTH IN THIS SUBPARAGRAPH. Seller’s covenants to provide information and documentation and all of Seller’s representations are limited to Seller’s period of ownership of the Property and the actual knowledge gained by Seller with respect to the Property during such period of ownership, without any duty of investigation or review nor the implication of any such duty as to same during such period of ownership or otherwise. Buyer acknowledges that Seller’s “actual knowledge” is limited to that of John S. Moody and Joe L. Moody, without investigation or review or duty to investigate or review. Accordingly, Buyer must rely solely on Buyer’s Inspection to verify the accuracy thereof. As to the period prior to Seller’s ownership, Seller can make no representation; however, Seller shall provide such information and documentation as described in this Agreement as is in Seller’s possession. Seller shall not be a warrantor or guarantor of any studies or tests conducted by Seller or its employees or any third party and provided to Buyer pursuant to this Agreement, if any, nor of any other Seller’s Information provided to Buyer pursuant to this Agreement, nor has Seller made, nor does Seller make, any representation or warranty of any kind or nature whatsoever concerning any such studies, tests or other Seller’s Information, such as but not limited to any representation or warranty as to the completeness or accuracy thereof, nor as to the experience or qualifications of any person or entity involved in the preparation of same.

9. Buyer’s Representations and Warranties. Buyer hereby represents, warrants and covenants to Seller that:

9.1 Organization and Standing. Buyer is a limited liability company, duly organized and validly existing, and has full power and authority to do business in Texas, enter into this Agreement and complete the Transaction.

9.2 Binding Agreement. The acceptance of the terms and provisions of this Agreement and, as of the expiration of the Inspection Period, the performance thereof, have, or will have, been duly authorized and approved by all necessary parties. Upon execution and delivery of this Agreement by Buyer, this Agreement shall be binding and enforceable against Buyer in accordance with its terms, and upon execution and delivery of the additional documents contemplated by this Agreement by Buyer, they shall be binding and enforceable against Buyer in accordance with their terms.

9.3 AS IS. BUYER IS KNOWLEDGEABLE AND EXPERIENCED WITH RESPECT TO COMMERCIAL REAL ESTATE MATTERS. BUYER IS PURCHASING THE PROPERTY IN ITS “AS IS” CONDITION AS HEREIN PROVIDED WITH NO WARRANTIES BY SELLER AS TO MERCHANTABILITY, HABITABILITY, SUITABILITY FOR COMMERCIAL PURPOSES, OR FITNESS FOR ANY PARTICULAR USE, IT BEING UNDERSTOOD AND AGREED THAT BUYER IS RELYING SOLELY ON ITS OWN INSPECTIONS, ENGINEERING STUDIES AND REPORTS, FEASIBILITY STUDIES AND EXAMINATIONS OF THE PROPERTY IN BUYER’S DETERMINATION OF THE CONDITION OF THE PROPERTY AND ANY IMPROVEMENTS, FIXTURES AND EQUIPMENT TO BE SOLD TO BUYER UNDER THE AGREEMENT.

10. Condition Precedent; Survival of Representations and Warranties; Disclaimer.

10.1 Condition Precedent; Survival of Representations and Warranties. The truth of the representations and warranties set forth in Section 8 on and as of the date hereof and on and as of the Close of Escrow shall be a condition precedent to Buyer’s obligations to purchase the Property and otherwise perform under this Agreement. All representations and warranties by Seller and Buyer set forth in this Agreement shall survive the execution and delivery of this Agreement, the recordation of the Special Warranty Deed and the Close of

Escrow for a period of 12 months. All claims for breach of representation and warranty shall be made in writing and any action for enforcement thereof commenced prior to the expiration of such 12-month period.

10.2 Disclaimer. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN SECTION 8, BUYER IS ACQUIRING THE PROPERTY IN ITS “AS IS” CONDITION, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED. EXCEPT AS SET FORTH HEREIN OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER TO BUYER AT CLOSING, NEITHER SELLER NOR ANY AGENTS, REPRESENTATIVES, OR EMPLOYEES OF SELLER HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, DIRECT OR INDIRECT, ORAL OR WRITTEN, EXPRESS OR IMPLIED, TO BUYER OR ANY AGENTS, REPRESENTATIVES, OR EMPLOYEES OF BUYER WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY OR THE PERSONAL PROPERTY (INCLUDING WITHOUT LIMITATION THE ENVIRONMENTAL CONDITION OF THE PROPERTY). SELLER EXPRESSLY DISCLAIMS AND NEGATES, AS TO THE PROPERTY: (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND (III) ANY IMPLIED WARRANTY WITH RESPECT TO THE CONDITION OF THE PROPERTY, THE PAST OR PROJECTED FINANCIAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE INCOME OR EXPENSES THEREOF) OR THE USES PERMITTED ON, THE DEVELOPMENT REQUIREMENTS FOR, OR ANY OTHER MATTER OR THING RELATING TO ALL OR ANY PORTION OF THE PROPERTY. EXCEPT AS SET FORTH HEREIN, SELLER MAKES NO WARRANTY, REPRESENTATION OR COVENANT WITH RESPECT TO ANY OF THE FOREGOING. BUYER ACKNOWLEDGES THAT BUYER IS RELYING SOLELY ON ITS OWN (OR ITS REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY AND NOT ON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES OTHER THAN THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT. THE BUYER HEREBY EXPRESSLY ASSUMES ALL RISKS, LIABILITIES, CLAIMS, DAMAGES, AND COSTS (AND AGREES THAT SELLER SHALL HAVE NO LIABILITY, INCLUDING WITHOUT LIMITATION STRICT LIABILITY FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES, ANY SUCH LIABILITY WHICH WOULD OTHERWISE EXIST OR ARISE BEING HEREBY WAIVED AND RELEASED BY BUYER) RESULTING OR ARISING FROM OR RLEATED TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF THE PROPERTY. NOTWITHSTANDING ANYTHING STATED TO THE CONTRARY IN THIS AGREEMENT, THE DISCLAIMERS PROVIDED FOR IN THIS SECTION 10.2 SHALL NOT APPLY TO OR PREVENT ANY CLAIMS ARISING FROM A BREACH OF THE REPRESENTATIONS, WARRANTIES OR OBLIGATIONS OF SELLER UNDER THIS AGREEMENT OR THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER TO BUYER AT CLOSING THAT SURVIVE THE CLOSING. THE PROVISIONS OF

THIS SECTION 10.2 SHALL SURVIVE THE CANCELLATION OR TERMINATION OF THIS AGREEMENT AND SHALL SURVIVE THE CLOSE OF ESCROW.

11. Covenants. From and after the date of this Agreement and until Closing or any termination or cancellation of this Agreement, Seller, without the prior written consent of Buyer, shall not (i) enter into a contract or agreement for the sale, transfer or conveyance, exchange, encumbrance or other disposition of all or any portion of the Property; (ii) grant a lien, pledge, encumbrance, security interest, option, right of first refusal, charge, license, right of way, dedication or easement against or across the Property which will not be released or removed prior to Close of Escrow; (iii) enter into any maintenance, management or service contracts for the Property which will remain in force and effect after the Closing; (iv) terminate any liability or hazard insurance for the Property prior to Close of Escrow; or (v) commit or permit to be committed any waste to the Property. Seller shall promptly furnish Buyer with any notice concerning the Property that Seller receives from any appraisal district, taxing authority or other governmental entity.

12. Broker’s Commission. Concerning any brokerage commission, Seller and Buyer agree as follows:

12.1 Seller and Buyer warrant, each to the other, that they have not dealt with any finder, broker or realtor in connection with the Transaction other than Steve Mahood of Moody Rambin Interests, and Dennis N. Johnston (collectively, the “Brokers”).

12.2 Seller shall pay a commission to the Brokers in the amount of 6% of the Purchase Price, such that  1/2 of the Brokers fee shall be paid to Steve Mahood of Moody Rambin Interests and  1/2 of the Brokers fee shall be paid to Dennis N. Johnston, only upon the occurrence of the Close of Escrow.

12.3 Seller shall and does hereby indemnify Buyer against, and agrees to hold Buyer harmless for and from any claim, demand or suit for any brokerage commission, finder’s fee or similar charge in respect of the execution of this Agreement or the Transaction based on any act by or agreement or contract with Seller, and for all losses, obligations, costs, expenses and fees (including reasonable attorneys’ fees) incurred by Buyer on account of or arising from any such claim, demand or suit.

12.4 Except for the commission payable by Seller to Brokers pursuant to Section 12.2, Buyer shall and does hereby indemnify Seller against, and agrees to hold Seller harmless for and from any claim, demand or suit for any brokerage commission, finder’s fee or similar charge in respect of the execution of this Agreement or the Transaction based on any agreement or contract with Buyer, and for all losses, obligations, costs, expenses and fees (including reasonable attorneys’ fees) incurred by Seller on account of or arising from any such claim, demand or suit.

The provisions of this Section 12 shall survive the Closing Date and the delivery of the Special Warranty Deed.

13. Assignment. Buyer may assign this Agreement or any of its rights under this Agreement to any person or entity in which Buyer or its affiliates hold an equity or ownership interest or to any person or entity for which Buyer (or an affiliate) provides investment or management services without Seller’s consent. Buyer may not otherwise assign this Agreement or any of its rights under this Agreement to any person, partnership, corporation or other entity other than pursuant to this Section 13 without Seller’s written consent.

14. Risk of Loss. In the event of any material loss, contamination, damage or taking of the Property or any portion thereof prior to the Close of Escrow, Buyer may, within 10 Business Days after Buyer receives notice of such loss, contamination, damage or taking, or prior to Close of Escrow, whichever occurs first, cancel this Agreement. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Purchase Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed 10 Business Days from the date Buyer receives notice of the loss, damage, contamination or taking or Close of Escrow), Buyer may cancel this Agreement. If (i) Buyer waives any such loss, damage or taking and proceeds to consummate the Transaction or (ii) the loss, damage or taking is not material, the Transaction shall continue as set forth in this Agreement, then Seller, at the Close of Escrow and as a condition precedent thereto, shall pay to Buyer or apply against the Purchase Price the amount of any insurance or condemnation proceeds attributable thereto which have been received by Seller, and assign to Buyer as of the Close of Escrow all rights or claims to such proceeds payable thereafter. For purposes of this Section, a loss, damage, contamination or taking shall be deemed material if it results in the permanent loss of use of 5% or more of the square footage of the Property, or results in potential loss in value of more than 5% of the Purchase Price. The Closing Date shall be extended as necessary to permit Buyer and Seller to comply with this Section 14.

15. Remedies.

15.1 Buyer’s Remedies. If Seller fails to perform any of Seller’s obligations under this Agreement and such failure continues for five days after Seller’s receipt of written notice from Buyer, then Buyer may, as Buyer’s sole and exclusive remedy for such failure, pursue one of the following: (i) waive such failure and proceed to consummate the Transaction (provided that in no event shall Buyer have the right to waive any of Seller’s conditions precedent hereunder); (ii) obtain specific performance of this Agreement; or (iii) if and only if, specific performance is not available to Buyer for any reason, recover damages due to such failure of Seller to perform hereunder; or (iv) cancel this Agreement and receive a return of the Earnest Money Deposit.

15.2 Seller’s Remedies. If Buyer fails to perform any of Buyer’s obligations under this Agreement and such failure continues for five days after Buyer’s receipt of written notice from Seller, then Seller shall as its sole and exclusive remedy be entitled to cancel this Agreement and retain the Earnest Money Deposit (including any and all additional Earnest Money Deposits) in accordance with Section 4, as Seller’s agreed and total liquidated damages. Seller and Buyer agree that actual damages would be difficult to calculate and that the Earnest Money Deposit is a reasonable estimate of the damages Seller will incur in the event of a default by Buyer. In no event shall Seller be entitled to recover any other monetary damages against Buyer due to any such failure of Buyer to perform hereunder.

16. Cancellation. If this Agreement is to be cancelled pursuant to the provisions hereof, such cancellation shall be effected by the canceling party giving written notice of the cancellation to the other party and Escrow Agent. Upon such cancellation, Escrow Agent shall dispose of the Earnest Money Deposit in accordance with Section 4 and return all documents deposited in the Escrow to the party who supplied the documents. Upon such delivery of Earnest Money and documents, this Agreement and the Escrow shall be deemed cancelled and terminated, and except as expressly provided herein, neither party shall have any further obligations hereunder.

17. Attorneys’ Fees. If there is any litigation between Seller and Buyer to enforce or interpret any provisions hereof or rights arising hereunder, the unsuccessful party in such litigation, as determined by the court, shall pay to the successful party, as determined by the court, all costs and expenses, including but not limited to reasonable attorneys’ fees incurred by the successful party, such fees to be determined by the court sitting without a jury.

18. Notices. Except as otherwise required by law, any notice given in connection with the Transaction shall be in writing and shall be given by personal delivery, overnight courier service, telecopy, electronic mail or United States certified or registered mail, return receipt requested, postage prepaid, addressed to Seller or Buyer at the addresses set forth below (or at such other address as Seller or Buyer or the person receiving copies may designate in writing). Notice shall be deemed to have been received on the date on which notice is delivered, if notice is given by personal delivery, telecopy or electronic mail, on the day after the delivery to the overnight courier service, if such a service is used, on the earlier of actual receipt or the third day after deposit in the mail, if mailed. Copies of all notices given to Seller or Buyer shall be given to Escrow Agent.

Seller:	Parkside/Grand Parkway, Ltd.
3003 W. Alabama
Houston, Texas 77048
Attention: Joe Moody
Fax No.: 281-220-3643
E-mail: joe.moody@parksidecap.com

with a copy to:	John S. Moody, Jr., PLLC
3003 W. Alabama
Houston, Texas 77098
Attention: John S. Moody, Jr.
Fax No.: 281-220-3645
E-mail: john.moody@johnsmoodyjrlaw.com

Buyer:	Trinsic Acquisition Company, LLC
3100 Monticello Avenue, Suite 900
Dallas, Texas 75205
Attention: Silas Graham
Fax No.: (214) 462-7150
E-mail: sgraham@trinsicres.com

with a copy to:	DLA Piper LLP (US)
1717 Main Street, Suite 4600
Dallas, Texas 75201
Attn: Craig B. Anderson
Fax No.: (972) 813-6255
E-mail: craig.anderson@dlapiper.com

Escrow Agent:	Republic Title of Texas, Inc.
2626 Howell Street, 10th Floor
Dallas, Texas 75204
Attn: Bo Feagin
Fax No.: (214) 303-0935
E-mail: bfeagin@republictitle.com

19. Exclusivity. In consideration for the considerable amount of time and expense that Buyer will devote to the evaluation of the transactions described herein, Seller agrees that prior to the expiration of the Inspection Period, neither Seller or anyone acting on its behalf will solicit, encourage, negotiate, act upon or conclude in any way any offer from any person or entity other than Buyer with respect to the Property.

20. Escrow Cancellation Charges; Survey Costs. If the Escrow fails to close because of Seller’s default, Seller shall be liable for any cancellation charges by Escrow Agent. If the Escrow fails to close because of Buyer’s default, Buyer shall be liable for any cancellation charges by Escrow Agent. If the Escrow fails to close for any other reason, Seller and Buyer each shall be liable for one-half of any cancellation charges.

21. Additional Acts. The parties agree to execute promptly such other documents and perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

22. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

23. Time of Essence. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date that is not a Business Day, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding Business Day.

24. Waiver. The waiver by any party hereto of any right granted to it hereunder shall not be deemed to be a waiver of any other right granted hereunder, nor shall the same be deemed to be a waiver of a subsequent right obtained by reason of the continuation of any matter previously waived.

25. Survival. All of the covenants, agreements, representations and warranties set forth in this Agreement shall survive the Closing for a period of 12 months, and shall not merge into any deed, assignment or other instrument executed or delivered pursuant hereto. All claims for breach of any covenants, agreements, representations and warranties must be made in writing during such 12-month period or shall be deemed waived.

26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

27. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

28. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein as of the date hereof; it supersedes all prior oral or written agreements of the parties as to the matters set forth herein; and it cannot be altered or amended except pursuant to an instrument in writing, signed by each of the parties hereto.

29. Construction. This Agreement is the result of negotiations between the parties, neither of whom has acted under any duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions hereof shall be construed in accordance with their usual and customary meanings. Seller and Buyer hereby waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Agreement that ambiguous or conflicting terms or provisions should be construed against the party who (or whose attorney) prepared the executed Agreement or any earlier draft of the same.

30. Interpretation. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement, which shall be deemed to prevail and control. If, pursuant to this Agreement, any date indicated herein falls on an official United States Holiday or a Saturday or Sunday, the date so indicated shall mean the next business day following such date. All parties to this Agreement and their counsel have reviewed and revised or requested revisions to this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party will not apply to the construction or interpretation of this Agreement or any amendments hereof.

31. Headings. The headings in this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

32. No Third Party Beneficiary. No term or provision of this Agreement or the exhibits hereto is intended to be, nor shall any such term or provision be construed to be, for the benefit of any person, firm, corporation or other entity not a party hereto (including, without limitation, any broker), and no such other person, firm, corporation or entity shall have any right or cause of action hereunder.

33. Severability. If any provision of this Agreement or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Agreement shall be deemed severable from all other provisions hereof.

34. Incorporation by Reference. All exhibits to this Agreement are fully incorporated herein as though set forth herein in full.

35. Tax Deferred Exchange. Buyer agrees to cooperate with Seller to qualify the transfer of the Property as a like kind exchange of property under Section 1031 of the Internal Revenue Code of 1986, as amended, provided that: (a) the exchange shall in no way hinder or delay Closing; (b) Buyer shall not be required to take title to any property other than the Property; (c) Seller shall indemnify and pay all costs, fees and expenses related to the exchange; (d) Buyer shall have no obligation with respect to the exchange except to cooperate with Seller; and (e) Seller shall hold harmless Buyer from all costs, expenses and liabilities arising from the exchange or the effectiveness of the exchange.

36. Risk of Loss. Seller shall bear the risk of loss with respect to the Property until the Closing.

37. Restricted Use on Seller’s Property. Seller agrees to include a restriction on Seller’s remaining property, comprised of 18.95 acres of land and shown as Tract B, Part 1 on Exhibit D attached hereto and made a part hereof (“Seller’s Remaining Property”), prohibiting Seller, its successors and assigns from developing Seller’s Remaining Property as a multifamily residential development (the “Multifamily Restriction”). The Multifamily Restriction shall be included in the Special Warranty Deed to be delivered at Closing, which shall encumber Seller’s Remaining Property.

38. Deed Restrictions Notice. At Closing, Seller and Buyer shall sign and acknowledge the form of Notice of Deed Restrictions required by the City of Houston Ordinance No. 89-1312, as amended.

39. Drainage/Utility District Notice. The Property that you are about to purchase is located in the Grand Lakes Municipal Utility District No. 4. The district has taxing authority separate from any other taxing authority and may, subject to voter approval, issue an unlimited amount of bonds and levy an unlimited rate of tax in payment of such bonds. Seller will provide the statutory MUD Notice to Buyer at Closing. Buyer hereby acknowledges receipt of the foregoing notice at or prior to execution of a binding contract for the purchase of the real property described in such notice or at closing of the purchase of the real property.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

PARKSIDE/GRANDPARKWAY, LTD., a Texas limited partnership

By:	Parkside/Grand Reserve GP, LLC, a Texas limited liability company
Its:	General Partner

By:	Parkside Capital Land Fund, Ltd., a Texas limited partnership
Its:	Sole Member

By:	Parkside Capital Land Fund, Ltd., a Texas limited partnership
Its:	General Partner

By:	/S/ Joe Moody
Name:	Joe Moody
Title:	Manager

BUYER:

TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company

By:	/S/ Silas Graham
Silas Graham
Vice President

The Escrow Instructions, this Purchase and Sale Agreement and the Earnest Money Deposit are accepted and the Escrow is opened as of February     , 2012.

ESCROW AGENT:

REPUBLIC TITLE OF TEXAS, INC.

By:	/S/ Jenifer Haden
	Name:	Jennifer Haden
	Title:	Vice President

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT B

SPECIAL WARRANTY DEED

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT C

BILL OF SALE

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT D

SELLER’S REMAINING PROPERTY

[Omitted as not necessary to an understanding of the Agreement]

AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) dated effective July 2, 2012, is entered into between Parkside/Grand Reserve, Ltd., a Texas limited partnership (“Seller”) and Trinsic Acquisition Company, LLC, a Delaware limited liability company (“Buyer”).

R E C I T A L S:

A. Buyer and Seller have entered into a Purchase and Sale Agreement (the “Agreement”), dated effective February 10, 2012, with respect to the purchase and sale of certain real property located in Fort Bend County, Texas, as more fully described in the Agreement.

B. Buyer and Seller have agreed to extend the Inspection Period, and the parties have agreed to certain other matters, as set forth below.

A G R E E M E N T S:

Now, therefore, in consideration of the mutual agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. The Agreement is hereby amended to provide that the Inspection Period under Section 6.6 of the Agreement shall expire at 5:00 p.m. on August 31, 2012.

2. Except as expressly amended hereby, the Agreement and all rights and powers created thereunder are in all respects ratified and confirmed and remain in full force and effect. Where any section, subsection or clause of the Agreement is modified or deleted by this Amendment, any unaltered provision of such section, subsection or clause of the Agreement shall remain in full force and effect. However, where any provision of this Amendment conflicts or is inconsistent with the Agreement, the provision of this Amendment shall control.

3. Terms used herein, which are not otherwise defined or modified herein, but which are defined in the Agreement, shall have the meanings therein ascribed to them.

4. This Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (b) may be modified or amended only in writing signed by each party hereto; (c) may be executed by facsimile signatures and in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (d) embodies the entire Amendment and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.

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The undersigned have caused this Amendment to be executed effective as of the date first set forth above.

SELLER:

Parkside/Grand Reserve, Ltd. a Texas limited partnership

By:	Parkside/Grand Reserve GP, LLC a Texas limited liability company
Its:	General Partner

	By:	/S/ Dan T. Moody
	Name:	Dan T. Moody
	Title:	Manager

BUYER:

Trinsic Acquisition Company, LLC a Delaware limited liability company

By:	/S/ Silas Graham
Silas Graham, Vice President

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SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) dated effective August 21, 2012, is entered into between Parkside/Grand Reserve, Ltd., a Texas limited partnership (“Seller”) and Trinsic Acquisition Company, LLC, a Delaware limited liability company (“Buyer”).

R E C I T A L S:

A. Buyer and Seller have entered into a Purchase and Sale Agreement dated effective February 10, 2012, as amended by that certain Amendment to Purchase and Sale Agreement dated effective July 2, 2012 (as amended, the “Agreement”), with respect to the purchase and sale of certain real property located in Fort Bend County, Texas, as more fully described in the Agreement.

B. Buyer and Seller have agreed to extend the Inspection Period, and the parties have agreed to certain other matters, as set forth below.

A G R E E M E N T S:

Now, therefore, in consideration of the mutual agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. The Agreement is hereby amended to provide that the Inspection Period under Section 6.6 of the Agreement shall expire at 5:00 p.m. on October 1, 2012.

2. Except as expressly amended hereby, the Agreement and all rights and powers created thereunder are in all respects ratified and confirmed and remain in full force and effect. Where any section, subsection or clause of the Agreement is modified or deleted by this Amendment, any unaltered provision of such section, subsection or clause of the Agreement shall remain in full force and effect. However, where any provision of this Amendment conflicts or is inconsistent with the Agreement, the provision of this Amendment shall control.

3. Terms used herein, which are not otherwise defined or modified herein, but which are defined in the Agreement, shall have the meanings therein ascribed to them.

4. This Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (b) may be modified or amended only in writing signed by each party hereto; (c) may be executed by facsimile signatures and in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (d) embodies the entire Amendment and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.

1

[Remainder of this Page Intentionally Left Blank]

2

The undersigned have caused this Amendment to be executed effective as of the date first set forth above.

SELLER:

Parkside/Grand Reserve, Ltd. a Texas limited partnership

By:	Parkside/Grand Reserve GP, LLC a Texas limited liability company
Its:	General Partner

	By:	/S/ Joe Moody
	Name:	Joe Moody
	Title:	Manager

BUYER:

Trinsic Acquisition Company, LLC a Delaware limited liability company

By:	/S/ Silas Graham
Silas Graham, Vice President

3

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) dated effective September 24, 2012, is entered into between Parkside/Grand Reserve, Ltd., a Texas limited partnership (“Seller”) and Trinsic Acquisition Company, LLC, a Delaware limited liability company (“Buyer”).

R E C I T A L S:

A. Buyer and Seller have entered into a Purchase and Sale Agreement dated effective February 10, 2012, as amended by that certain Amendment to Purchase and Sale Agreement dated effective July 2, 2012, and as amended by that certain Second Amendment to Purchase and Sale Agreement dated effective August 21, 2012 (as amended, the “Agreement”), with respect to the purchase and sale of certain real property located in Fort Bend County, Texas, as more fully described in the Agreement.

B. Buyer and Seller have agreed to extend the Inspection Period and the Closing Date, and the parties have agreed to certain other matters, as set forth below.

A G R E E M E N T S:

Now, therefore, in consideration of the mutual agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. The Agreement is hereby amended to provide that the Inspection Period under Section 6.6 of the Agreement shall expire at 5:00 p.m. on November 15, 2012.

2. The Closing Date shall take place on or before December 15, 2012. The Agreement is hereby amended to delete Buyer’s right to extend the Closing Date under Section 7.1 of the Agreement. Buyer shall have no right to extend the Closing Date beyond December 15, 2012.

3. Except as expressly amended hereby, the Agreement and all rights and powers created thereunder are in all respects ratified and confirmed and remain in full force and effect. Where any section, subsection or clause of the Agreement is modified or deleted by this Amendment, any unaltered provision of such section, subsection or clause of the Agreement shall remain in full force and effect. However, where any provision of this Amendment conflicts or is inconsistent with the Agreement, the provision of this Amendment shall control.

4. Terms used herein, which are not otherwise defined or modified herein, but which are defined in the Agreement, shall have the meanings therein ascribed to them.

5. This Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (b) may be modified or amended only in writing signed by each party hereto; (c) may be executed by facsimile signatures and in several

1

counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (d) embodies the entire Amendment and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.

[Remainder of this Page Intentionally Left Blank]

2

The undersigned have caused this Amendment to be executed effective as of the date first set forth above.

SELLER:

Parkside/Grand Reserve, Ltd. a Texas limited partnership

By:	Parkside/Grand Reserve GP, LLC a Texas limited liability company
Its:	General Partner

	By:	/S/ Joe Moody
	Name:	Joe Moody
	Title:	Manager

BUYER:

Trinsic Acquisition Company, LLC a Delaware limited liability company

By:	/S/ Silas Graham
Silas Graham, Vice President

3

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) dated effective December 7, 2012, is entered into between Parkside/Grand Reserve, Ltd., a Texas limited partnership (“Seller”) and Trinsic Acquisition Company, LLC, a Delaware limited liability company (“Buyer”).

R E C I T A L S:

A. Buyer and Seller have entered into a Purchase and Sale Agreement dated effective February 10, 2012, as amended by that certain Amendment to Purchase and Sale Agreement dated effective July 2, 2012, and as amended by that certain Second Amendment to Purchase and Sale Agreement dated effective August 21, 2012 and as amended by that certain Third Amendment to Purchase and Sale Agreement dated effective September 24, 2012 (as amended, the “Agreement”), with respect to the purchase and sale of certain real property located in Fort Bend County, Texas, as more fully described in the Agreement.

B. Buyer and Seller have agreed to extend the Closing Date and the parties have agreed to certain other matters, as set forth below.

A G R E E M E N T S:

Now, therefore, in consideration of the mutual agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. The Closing Date shall take place on or before December 21, 2012. Buyer shall have no right to extend the Closing Date beyond December 21, 2012. In consideration for the extension of the Closing Date to December 21, 2012, Buyer shall deposit with Escrow Agent, within three (3) business days following the effective date of this Amendment, Fifty Thousand and No/100 Dollars ($50,000.00) in Cash, as an additional Earnest Money Deposit which additional Earnest Money Deposit shall be applied against the Purchase Price at Closing and shall otherwise be held by the Escrow Agent in accordance with the provisions of Section 4 of the Agreement.

2. Except as expressly amended hereby, the Agreement and all rights and powers created thereunder are in all respects ratified and confirmed and remain in full force and effect. Where any section, subsection or clause of the Agreement is modified or deleted by this Amendment, any unaltered provision of such section, subsection or clause of the Agreement shall remain in full force and effect. However, where any provision of this Amendment conflicts or is inconsistent with the Agreement, the provision of this Amendment shall control.

3. Terms used herein, which are not otherwise defined or modified herein, but which are defined in the Agreement, shall have the meanings therein ascribed to them.

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4. This Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (b) may be modified or amended only in writing signed by each party hereto; (c) may be executed by facsimile signatures and in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (d) embodies the entire Amendment and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.

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The undersigned have caused this Amendment to be executed effective as of the date first set forth above.

SELLER:

Parkside/Grand Reserve, Ltd. a Texas limited partnership

By:	Parkside/Grand Reserve GP, LLC a Texas limited liability company
Its:	General Partner

	By:	/S/ John S. Moody
	Name:	John S. Moody
	Title:	President

BUYER:

Trinsic Acquisition Company, LLC A Delaware limited liability company

By:	/S/ Silas Graham
Silas Graham, Vice President

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